Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2014, in the Post-Effective Amendment No. 5 to the Registration Statement (Form S-1 No. 333-176694) and related Prospectus of San Lotus Holding Inc.

/s/ KCC & Associates

Los Angeles, California

June 13, 2014